Exhibit 99.1

NEWS RELEASE
Construction Partners, Inc. Announces Fiscal 2024 Third Quarter Results

Revenue Up 22.7% Compared to Q3 FY23
Net Income Up 42.4% Compared to Q3 FY23
Adjusted EBITDA Up 30.5% Compared to Q3 FY23
Record Backlog of $1.86 Billion
Company Raises FY24 Outlook

DOTHAN, AL, August 9, 2024 – Construction Partners, Inc. (NASDAQ: ROAD) (“CPI” or the “Company”), a vertically integrated civil infrastructure company specializing in the construction and maintenance of roadways across six southeastern states, today reported financial and operating results for its fiscal third quarter ended June 30, 2024.
Fred J. (Jule) Smith, III, the Company’s President and Chief Executive Officer, said, “We are pleased to report strong third quarter results representing substantial year-over-year growth in revenue, net income, Adjusted EBITDA and Adjusted EBITDA margin. The demand environment remains strong across our geographic footprint of more than 70 local markets in the Southeast. Once again, our robust bidding environment contributed to growth in our project backlog to $1.86 billion as of June 30, 2024. Based on the sustained industry demand and funding trends, the outstanding operational performance across our family of companies, and our visibility into the rest of our heavy work season, we are raising our fiscal 2024 outlook.”
Revenues were $517.8 million in the third quarter of fiscal 2024, an increase of 22.7% compared to $421.9 million in the same quarter last year.
Gross profit was $83.5 million in the third quarter of fiscal 2024, an increase of 30% compared to $64.1 million in the same quarter last year.
General and administrative expenses were $38.9 million, or 7.5% of total revenue, in the third quarter of fiscal 2024, compared to $32.2 million, or 7.6% of total revenue, in the same quarter last year.
Net income was $30.9 million in the third quarter of fiscal 2024, compared to net income of $21.7 million in the same quarter last year.
Adjusted EBITDA(1) was $73.2 million in the third quarter of fiscal 2024, an increase of 30.5% compared to $56.1 million in the same quarter last year.
Project backlog was $1.86 billion at June 30, 2024, compared to $1.59 billion at June 30, 2023 and $1.79 billion March 31, 2024.
Smith added, “As we enter the final quarter of our fiscal year, our team is dedicated to safely and efficiently building projects throughout our six southeastern states, while also integrating our three recent acquisitions. At CPI, we are also focused on organic growth, as evidenced by our 13% organic growth for the quarter. We continue to pursue the path to our ROAD-Map 2027 goals and create value for shareholders through improving returns on capital.”
(1) Adjusted EBITDA and Adjusted EBITDA Margin are financial measures not presented in accordance with generally accepted accounting principles (“GAAP”). Please see “Reconciliation of Non-GAAP Financial Measures” at the end of this press release.

Fiscal Year 2024 Outlook
The Company is increasing guidance for fiscal 2024 with regard to revenue, net income, Adjusted EBITDA and Adjusted EBITDA Margin, as follows:
•Revenue in the range of $1.835 billion to $1.860 billion
•Net income in the range of $73.5 million to $76.5 million
•Adjusted EBITDA(1) in the range of $219 million to $228 million
•Adjusted EBITDA Margin(1) in the range of 11.9% to 12.3%
Ned N. Fleming, III, the Company’s Executive Chairman, stated, “From a macro perspective, continued increasing funding for public projects at the federal, state and local levels coupled with a steady commercial project environment in the southeastern United States continue to drive growth at CPI. At the micro level of the business, the entire CPI team continues to effectively execute our strategic goals throughout our footprint. By expanding into new and adjacent markets through acquisitions while also growing organically, we are enhancing our relative markets share and achieving benefits of scale. We believe this stable and sustainable growth trajectory will continue to enhance value for all of our stakeholders.”
Conference Call
The Company will conduct a conference call today at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) to discuss financial and operating results for the fiscal quarter ended June 30, 2024. To access the call live by phone, dial (412) 902-0003 and ask for the Construction Partners call at least 10 minutes prior to the start time. A telephonic replay will be available through August 16, 2024 by calling (201) 612-7415 and using passcode ID: 13746739#. A webcast of the call will also be available live and for later replay on the Company’s Investor Relations website at www.constructionpartners.net.
About Construction Partners, Inc.
Construction Partners, Inc. is a vertically integrated civil infrastructure company operating across six southeastern states. Supported by its hot-mix asphalt plants, aggregate facilities and liquid asphalt terminals, the company focuses on the construction, repair and maintenance of surface infrastructure. Publicly funded projects make up the majority of its business and include local and state roadways, interstate highways, airport runways and bridges. The company also performs private sector projects that include paving and sitework for office and industrial parks, shopping centers, local businesses and residential developments. To learn more, visit www.constructionpartners.net.
Cautionary Note Regarding Forward-Looking Statements
Certain statements contained herein that are not statements of historical or current fact constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. These statements may be identified by the use of words such as “may,” “will,” “expect,” “should,” “anticipate,” “intend,” “project,” “outlook,” “believe” and “plan.” The forward-looking statements contained in this press release include, without limitation, statements related to financial projections, future events, business strategy, future performance, future operations, backlog, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management. These and other forward-looking statements are based on management’s current views and assumptions and involve risks and uncertainties that could significantly affect expected results. Important factors could cause actual results to differ materially from those expressed in the forward-looking statements, including, among others: our ability to successfully manage and integrate acquisitions; failure to realize the expected economic benefits of acquisitions, including future levels of revenues being lower than expected and costs being higher than expected; failure or inability to implement growth strategies in a timely manner; declines in public infrastructure construction and reductions in government funding, including the funding by transportation authorities and other state and local agencies; risks related to our operating strategy; competition for projects in our local markets; risks associated with our capital-intensive business; government requirements and initiatives, including those related to funding for public or infrastructure construction, land usage and environmental, health and safety matters; unfavorable economic conditions and restrictive financing markets; our ability to obtain sufficient bonding capacity to undertake certain projects; our ability to accurately estimate the overall risks, requirements or costs when we bid on or negotiate contracts that are ultimately awarded to us; the cancellation of a significant number of contracts or our disqualification from bidding for new contracts; risks related to adverse weather conditions; our substantial indebtedness and the restrictions imposed on us by the terms thereof; our ability to maintain favorable relationships with third parties that supply us with equipment and essential supplies; our ability to retain key personnel and maintain satisfactory labor relations; property damage, results of litigation and other claims and insurance coverage issues; risks related to our information technology systems and infrastructure; our ability to maintain effective internal control over financial reporting; and the risks, uncertainties and factors set forth under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and its subsequently filed Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date they are made. The Company assumes no obligation to update forward-looking statements to reflect actual results, subsequent events, or circumstances or other changes affecting such statements except to the extent required by applicable law.
Contacts:
Rick Black / Ken Dennard
Dennard Lascar Investor Relations
ROAD@DennardLascar.com
(713) 529-6600
- Financial Statements Follow -

Construction Partners, Inc.
Consolidated Statements of Comprehensive Income
(unaudited, in thousands, except share and per share data)

	For the Three Months Ended June 30,		For the Nine Months Ended June 30,
	2024	2023	2024	2023
Revenues	$517,794	$421,893	$1,285,726	$1,088,522
Cost of revenues	434,302	357,821	1,111,553	967,674
Gross profit	83,492	64,072	174,173	120,848
General and administrative expenses	(38,928)	(32,231)	(111,661)	(93,945)
Gain on sale of property, plant and equipment, net	1,093	1,499	2,960	4,825
Gain on facility exchange	—	—	—	5,389
Operating income	45,657	33,340	65,472	37,117
Interest expense, net	(4,673)	(5,039)	(12,987)	(13,801)
Other income	32	493	47	925
Income before provision for income taxes	41,016	28,794	52,532	24,241
Provision for income taxes	10,108	7,117	12,905	6,153
Net income	30,908	21,677	39,627	18,088
Other comprehensive income (loss), net of tax
Unrealized gain (loss) on interest rate swap contract, net	(540)	4,127	(5,167)	(625)
Unrealized gain (loss) on restricted investments, net	(34)	(129)	279	(12)
Other comprehensive income (loss)	(574)	3,998	(4,888)	(637)
Comprehensive income	$30,334	$25,675	$34,739	$17,451

Net income per share attributable to common stockholders:
Basic	$0.60	$0.42	$0.76	$0.35
Diluted	$0.59	$0.41	$0.75	$0.35

Weighted average number of common shares outstanding:
Basic	51,913,124	51,827,448	51,914,508	51,826,578
Diluted	52,654,882	52,293,846	52,572,429	52,114,438

Construction Partners, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share data)

	June 30,	September 30,
	2024	2023
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$56,327	$48,243
Restricted cash	2,116	837
Contracts receivable including retainage, net	340,684	303,704
Costs and estimated earnings in excess of billings on uncompleted contracts	32,550	27,296
Inventories	104,554	84,038
Prepaid expenses and other current assets	17,955	9,306
Total current assets	554,186	473,424
Property, plant and equipment, net	579,106	505,095
Operating lease right-of-use assets	33,329	14,485
Goodwill	200,333	159,270
Intangible assets, net	20,879	19,520
Investment in joint venture	84	87
Restricted investments	17,016	15,079
Other assets	27,163	32,705
Total assets	$1,432,096	$1,219,665
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$158,617	$151,406
Billings in excess of costs and estimated earnings on uncompleted contracts	113,195	78,905
Current portion of operating lease liabilities	7,324	2,338
Current maturities of long-term debt	23,906	15,000
Accrued expenses and other current liabilities	42,975	31,534
Total current liabilities	346,017	279,183
Long-term liabilities:
Long-term debt, net of current maturities and deferred debt issuance costs	453,942	360,740
Operating lease liabilities, net of current portion	26,762	12,649
Deferred income taxes, net	34,895	37,121
Other long-term liabilities	17,539	13,398
Total long-term liabilities	533,138	423,908
Total liabilities	879,155	703,091
Stockholders’ equity:
Preferred stock, par value $0.001; 10,000,000 shares authorized and no shares issued and outstanding at June 30, 2024 and September 30, 2023	—	—
Class A common stock, par value $0.001; 400,000,000 shares authorized, 43,926,017 shares issued and 43,763,213 shares outstanding at June 30, 2024 and 43,760,546 shares issued and 43,727,680 shares outstanding at September 30, 2023	44	44
Class B common stock, par value $0.001; 100,000,000 shares authorized, 11,921,463 shares issued and 8,998,511 shares outstanding at June 30, 2024 and September 30, 2023	12	12
Additional paid-in capital	275,562	267,330
Treasury stock, Class A common stock, par value $0.001, at cost, 162,804 shares at June 30, 2024 and 32,866 shares at September 30, 2023	(6,783)	(178)
Treasury stock, Class B common stock, par value $0.001, at cost, 2,922,952 shares at June 30, 2024 and September 30, 2023	(15,603)	(15,603)
Accumulated other comprehensive income, net	13,807	18,694
Retained earnings	285,902	246,275
Total stockholders’ equity	552,941	516,574
Total liabilities and stockholders’ equity	$1,432,096	$1,219,665

Construction Partners, Inc.
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	For the Nine Months Ended June 30,
	2024	2023
Cash flows from operating activities:
Net income	$39,627	$18,088
Adjustments to reconcile net income to net cash, cash equivalents and restricted cash provided by operating activities:
Depreciation, depletion, accretion and amortization	67,468	57,769
Amortization of deferred debt issuance costs	223	225
Unrealized loss on derivative instruments	184	1,408
Provision for bad debt	370	450
Gain on sale of property, plant and equipment	(2,960)	(4,825)
Gain on facility exchange	—	(5,389)
Realized loss on sales, calls and maturities of restricted investments	53	10
Share-based compensation expense	10,206	7,909
Loss from investment in joint venture	3	—
Deferred income tax benefit	(194)	(145)
Other non-cash adjustments	(179)	(117)
Changes in operating assets and liabilities, net of business acquisitions:
Contracts receivable including retainage	(11,310)	22,777
Costs and estimated earnings in excess of billings on uncompleted contracts	(4,273)	(3,580)
Inventories	(16,959)	(11,999)
Prepaid expenses and other current assets	(1,194)	3,214
Other assets	(915)	(283)
Accounts payable	635	(7,441)
Billings in excess of costs and estimated earnings on uncompleted contracts	27,042	14,159
Accrued expenses and other current liabilities	5,370	(1,741)
Other long-term liabilities	(16)	4,053
Net cash provided by operating activities, net of business acquisitions	113,181	94,542
Cash flows from investing activities:
Purchases of property, plant and equipment	(70,410)	(79,046)
Proceeds from sale of property, plant and equipment	8,047	12,640
Proceeds from facility exchange	—	36,987
Proceeds from sales, calls and maturities of restricted investments	2,860	1,403
Business acquisitions, net of cash acquired	(135,219)	(82,740)
Purchase of restricted investments	(4,376)	(7,882)
Net cash used in investing activities	(199,098)	(118,638)
Cash flows from financing activities:
Proceeds from issuance of long-term debt, net of debt issuance costs	149,385	53,000
Repayments of long-term debt	(47,500)	(9,375)
Purchase of treasury stock	(6,605)	(139)
Net cash provided by financing activities	95,280	43,486
Net change in cash, cash equivalents and restricted cash	9,363	19,390
Cash, cash equivalents and restricted cash:
Cash, cash equivalents and restricted cash, beginning of period	49,080	35,559
Cash, cash equivalents and restricted cash, end of period	$58,443	$54,949

Supplemental cash flow information:
Cash paid for interest	$15,201	$14,319
Cash paid for income taxes	$4,285	$1,021
Cash paid for operating lease liabilities	$4,306	$1,802
Non-cash items:
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	$22,986	$5,417
Property, plant and equipment financed with accounts payable	$2,490	$2,078

Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDA represents net income before, as applicable from time to time, (i) interest expense, net, (ii) provision (benefit) for income taxes, (iii) depreciation, depletion, accretion and amortization, (iv) share-based compensation expense, and (v) loss on the extinguishment of debt. Adjusted EBITDA Margin represents Adjusted EBITDA as a percentage of revenues for each period. These metrics are supplemental measures of our operating performance that are neither required by, nor presented in accordance with, GAAP. These measures have limitations as analytical tools and should not be considered in isolation or as an alternative to net income or any other performance measure derived in accordance with GAAP as an indicator of our operating performance. We present Adjusted EBITDA and Adjusted EBITDA Margin because management uses these measures as key performance indicators, and we believe that securities analysts, investors and others use these measures to evaluate companies in our industry. Our calculation of Adjusted EBITDA and Adjusted EBITDA Margin may not be comparable to similarly named measures reported by other companies. Potential differences may include differences in capital structures, tax positions and the age and book depreciation of intangible and tangible assets.
The following table presents a reconciliation of net income, the most directly comparable measure calculated in accordance with GAAP, to Adjusted EBITDA and the calculation of Adjusted EBITDA Margin for the periods presented:
Construction Partners, Inc.
Net Income to Adjusted EBITDA Reconciliation
Fiscal Quarters Ended June 30, 2024 and 2023
(unaudited, in thousands)

	For the Three Months Ended June 30,
	2024	2023 (1)
Net income	$30,908	$21,677
Interest expense, net	4,673	5,039
Provision for income taxes	10,108	7,117
Depreciation, depletion, accretion and amortization	23,507	19,536
Share-based compensation expense	4,039	2,737
Adjusted EBITDA	$73,235	$56,106
Revenues	$517,794	$421,893
Adjusted EBITDA Margin	14.1%	13.3%
(1)The Company has historically included within the definition of Adjusted EBITDA an adjustment for management fees and expenses related to the Company’s management services agreement with an affiliate of SunTx Capital Partners, a member of the Company’s control group. Effective October 1, 2023, the term of the management services agreement was extended to October 1, 2028. As a result of the term extension, the Company no longer views the management fees and expenses paid under the management services agreement as a non-recurring expense. Accordingly, periods commencing subsequent to September 30, 2023 do not include an adjustment for management fees and expenses, and the Company has recast comparative Adjusted EBITDA and Adjusted EBITDA Margin for the three and nine months ended June 30, 2023 to conform to the current definition.

Construction Partners, Inc.
Net Income to Adjusted EBITDA Reconciliation
Fiscal Year 2024 Updated Outlook
(unaudited, in thousands, except percentages)

	For the Fiscal Year Ending September 30, 2024
	Low	High
Net income	$73,500	$76,500
Interest expense, net	17,500	19,500
Provision for income taxes	24,000	25,000
Depreciation, depletion, accretion and amortization	90,000	92,000
Share-based compensation expense	14,000	15,000
Adjusted EBITDA	$219,000	$228,000
Revenues	$1,835,000	$1,860,000
Adjusted EBITDA Margin	11.9%	12.3%